Exhibit 5.2

[Letterhead of Maynard, Cooper & Gale, P.C.]

September 18, 2017

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Ladies and Gentlemen:

We have acted as counsel to HealthSouth Corporation, a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below), each organized and existing under the laws of the State of Alabama, Delaware or Tennessee, as applicable, in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering of an unspecified amount of the following types of securities (the “Securities”): (i) senior, subordinated or junior subordinated debt securities of the Company (which may be secured or unsecured), and which may be issued in one or more series (the “Debt Securities”) pursuant to one or more indentures (each an “Indenture” and, collectively, the “Indentures”) entered into or proposed to be entered into by the Company, and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain of the Company’s current and future subsidiaries, including the Alabama, Delaware and Tennessee entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Subsidiary Guarantors”), pursuant to the Indentures. The Securities may be issued, sold or delivered from time to time pursuant to Rule 415 under the Securities Act.

In rendering our opinions herein, we have examined originals or copies of the following documents:

(i)the certificate of incorporation and bylaws for the Company;

(ii)the certificate of incorporation, articles of incorporation, articles of organization, certificate of formation, bylaws, limited liability company agreement, operating agreement and partnership agreement or the equivalents thereto, as applicable, for each Subsidiary Guarantor;

(iii)a certificate with respect to various factual matters signed by an officer of the Company dated as of the date of this opinion;

(iv)a certificate with respect to various factual matters signed by an officer of each of the Subsidiary Guarantors dated as of the date of this opinion;

(v)a certificate of good standing for the Company and a certificate of good standing, certificate of existence or certificate of compliance, as applicable, for each of the Subsidiary Guarantors in its respective jurisdiction of incorporation or formation, each dated as of a recent date;

(vi)that certain Indenture, dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee, filed as an exhibit to the Registration Statement;

(vii)the Registration Statement in the form it is to be filed with the Commission on September 18, 2017; and

(viii)the prospectus contained within the Registration Statement (the “Prospectus”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering these opinions. We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
The opinions expressed herein are limited in all respects to the Alabama Business Corporation Law, the Alabama Limited Liability Company Law, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, and the Tennessee Revised Limited Liability Company Act, and we do not express any opinion with respect to (i) any laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act as currently in effect and have made such inquiries as we consider necessary to render the opinions below.
With regard to our opinion in paragraph 1 below with respect to the Company’s and the Subsidiary Guarantors’ good standing, we have based our opinions solely upon examination of certificates of existence issued by the Alabama Secretary of State and the Tennessee Secretary of State, certificates of compliance issued by the Alabama Department of Revenue and certificates of good standing issued by the Delaware Secretary of State, as applicable, as of a recent date. With regard to our opinions in paragraphs 3 and 5 below, we express no opinion as to compliance with Section 48-249-306 of the Tennessee Revised Limited Liability Company Act, as applicable, insofar as the incurrence of the obligations governed by the Indenture may be deemed to be a distribution by a Subsidiary Guarantor that is formed in the State of Tennessee.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations herein set forth, we are of the opinion that:
(1)Each of the Company and the Subsidiary Guarantors is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable.

(2)The Company has the requisite corporate power under the laws of the State of Delaware to execute, deliver and perform its obligations under the Indentures and to issue the Debt Securities.

(3)Each of the Subsidiary Guarantors has the requisite corporate, limited liability company or partnership power, as applicable, under the laws of its state of incorporation or formation, as applicable, to execute, deliver and perform its obligations under the Indentures and to issue the Guarantees.

(4)Upon being duly authorized by all necessary corporate action, the execution and delivery by the Company of the Indentures and the performance of its obligations thereunder, including the issuance of the Debt Securities, will be duly authorized by the Company.

(5)Upon being duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, the execution and delivery by each of the Subsidiary Guarantors of the Indentures and the performance of its obligations thereunder, including guaranteeing the Debt Securities in accordance with the provisions of the Indentures, will be duly authorized by each of the Subsidiary Guarantors.
Our opinion is rendered as of the date hereof, and we assume no obligation to revise or supplement this opinion in the event of any future changes in the facts or laws relating to the matters covered by this opinion.
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Maynard, Cooper & Gale, P.C.

SCHEDULE I

Subsidiary Guarantors

Guarantor	State of Formation
Advantage Health, LLC	Delaware
HealthSouth Acquisition Holdings, LLC	Delaware
HealthSouth Acquisition Holdings Subsidiary, LLC	Delaware
HealthSouth Alabama Real Estate, LLC	Delaware
HealthSouth Arizona Real Estate, LLC	Delaware
HealthSouth Aviation, LLC	Delaware
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware
HealthSouth California Real Estate, LLC	Delaware
HealthSouth Cardinal Hill Rehabilitation Hospital, LLC	Delaware
HealthSouth Colorado Real Estate, LLC	Delaware
HealthSouth Deaconess Holdings, LLC	Delaware
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware
HealthSouth GKBJH Holdings, LLC	Delaware
HealthSouth Gulfport Holdings, LLC	Delaware
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware
HealthSouth Johnson City Holdings, LLC	Delaware
HealthSouth Joint Ventures Holdings, LLC	Delaware
HealthSouth Kansas Real Estate, LLC	Delaware
HealthSouth Kentucky Real Estate, LLC	Delaware
HealthSouth Littleton Rehabilitation, LLC	Delaware
HealthSouth Martin County Holdings, LLC	Delaware
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware
HealthSouth Midland Odessa Holdings, LLC	Delaware
HealthSouth Nevada Real Estate, LLC	Delaware
HealthSouth New Mexico Real Estate, LLC	Delaware
HealthSouth North Houston GP, LLC	Delaware
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware
HealthSouth of Alabama, LLC	Delaware
HealthSouth of East Tennessee, LLC	Delaware
HealthSouth of Erie, LLC	Delaware
HealthSouth of Fort Smith, LLC	Delaware
HealthSouth of Toms River, LLC	Delaware
HealthSouth of York, LLC	Delaware
HealthSouth Ohio Real Estate, LLC	Delaware
HealthSouth Owned Hospitals Holdings, LLC	Delaware
HealthSouth Pennsylvania Real Estate, LLC	Delaware
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware
HealthSouth Properties, LLC	Delaware
HealthSouth Reading Rehabilitation Hospital, LLC	Delaware
HealthSouth Real Estate, LLC	Delaware
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware
HealthSouth Rehabilitation Hospital of Abilene, LLC	Delaware
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware
HealthSouth Rehabilitation Hospital of Braintree, LLC	Delaware

HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware
HealthSouth Rehabilitation Hospital of Dallas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Dayton, LLC	Delaware
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware
HealthSouth Rehabilitation Hospital of New England, LLC	Delaware
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware
HealthSouth Rehabilitation Hospital of Pearland, LLC	Delaware
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware
HealthSouth Rehabilitation Hospital of Richardson, LLC	Delaware
HealthSouth Rehabilitation Hospital of Round Rock, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Austin, LLC	Delaware
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware
HealthSouth Rehabilitation Hospital of the Lowcountry, LLC	Delaware
HealthSouth Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware
HealthSouth Rehabilitation Hospital of Vintage Park, LLC	Delaware
HealthSouth Rehabilitation Hospital of Williamson County, LLC	Tennessee
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama
HealthSouth Savannah Holdings, LLC	Delaware
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware
HealthSouth Sea Pines Holdings, LLC	Delaware
HealthSouth South Carolina Real Estate, LLC	Delaware
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware
HealthSouth Support Companies, LLC	Delaware
HealthSouth Texas Real Estate, LLC	Delaware
HealthSouth Tucson Holdings, LLC	Delaware
HealthSouth Tulsa Holdings, LLC	Delaware
HealthSouth Utah Real Estate, LLC	Delaware
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware
HealthSouth Virginia Real Estate, LLC	Delaware
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware
HealthSouth West Virginia Real Estate, LLC	Delaware

HealthSouth Westerville Holdings, LLC	Delaware
HealthSouth Winston-Salem Holdings, LLC	Delaware
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware
CMS Jonesboro Rehabilitation, Inc.	Delaware
Continental Medical of Arizona, Inc.	Delaware
Continental Medical Systems, Inc.	Delaware
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware
HealthSouth C Corp Sub Holdings, Inc.	Delaware
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Montgomery, Inc.	Alabama
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.	Delaware
HEALTHSOUTH of Dothan, Inc.	Alabama
HEALTHSOUTH of Nittany Valley, Inc.	Delaware
HEALTHSOUTH of South Carolina, Inc.	Delaware
HEALTHSOUTH of Spring Hill, Inc.	Delaware
HEALTHSOUTH of Treasure Coast, Inc.	Delaware
HEALTHSOUTH of Yuma, Inc.	Delaware
Rehab Concepts Corp.	Delaware
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Reliant Blocker Corp.	Delaware
Sherwood Rehabilitation Hospital, Inc.	Delaware
Western Neuro Care, Inc.	Delaware
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware
Western Medical Rehab Associates, L.P.	Delaware